Exhibit 10.8

EXECUTION VERSION

CANADIAN PARENT GOVERNANCE AGREEMENT

BY AND AMONG

TAYLOR MORRISON HOME CORPORATION,

MONARCH COMMUNITIES INC.,

TPG TMM HOLDINGS II, L.P.,

OCM TMM HOLDINGS II, L.P.

AND

JHI HOLDING LIMITED PARTNERSHIP

DATED AS OF APRIL 9, 2013

i

This CANADIAN PARENT GOVERNANCE AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of April 9, 2013, is made by and among:

i. Taylor Morrison Home Corporation, a Delaware corporation (the “Company”);

ii. Monarch Communities Inc., a British Columbia corporation (the “Canadian Parent”);

iii. TPG TMM Holdings II, L.P., a Cayman Islands limited partnership (together with its Affiliates, “TPG”);

iv. OCM TMM Holdings II, L.P., a Cayman Islands limited partnership (together with its Affiliates, “Oaktree”); and

v. JHI Holding Limited Partnership, a British Columbia limited partnership (together with its Affiliates, “JHI”).

For purposes of this Agreement, each of TPG and Oaktree is a “Principal Sponsor” and each of TPG, Oaktree and JHI is an “Investor”.

RECITALS

WHEREAS, on July 13, 2011, TMM Holdings (G.P.) Inc., TMM Holdings Limited Partnership (the “Partnership”), the Canadian Parent and certain stockholders party thereto entered into a Governance Agreement (the “Prior Agreement”);

WHEREAS, pursuant to a Reorganization Agreement dated the date hereof, the Company, the Partnership, the Investors and certain other Persons have effected a series of reorganization transactions (collectively, the “Reorganization Transactions”);

WHEREAS, after giving effect to the Reorganization Transactions, the Principal Sponsors own limited partnership interests in TMM Holdings II Limited Partnership (“New TMM Units”) and shares of the Company’s Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), which, subject to certain restrictions, are exchangeable from time to time at the option of the holder thereof for shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock” and, together with the Class B Common Stock, the “Common Stock”) pursuant to an Exchange Agreement dated the date hereof;

WHEREAS, on the date hereof, the Company has priced an initial public offering of shares of its Class A Common Stock (the “IPO”) pursuant to an Underwriting Agreement dated the date hereof (the “Underwriting Agreement”);

WHEREAS, the Partnership owns 100% of the equity interests in Canadian Parent and Taylor Morrison Holdings, Inc., a Delaware corporation (“U.S. Parent”);

WHEREAS, the Prior Agreement is being terminated by the parties thereto as of the Closing; and

WHEREAS, the parties hereto desire to provide for the governance of the Canadian Parent.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company, the Partnership, U.S. Parent, Canadian Parent and each of their respective subsidiaries shall be deemed not to be Affiliates of TPG, Oaktree or JHI. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Canadian Parent” has the meaning set forth in the Recitals.

“Canadian Parent Board” means the board of directors (or equivalent) of the Canadian Parent.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Closing” means the closing of the IPO.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Board” means the board of directors of the Company.

“Company Shares” means (i) all shares of Common Stock that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested), (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested) (without double counting shares of Class A Common Stock issuable upon an exchange of shares of Class B Common Stock together with New TMM Units) and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization.

“Company Stockholders Agreement” means the Company Stockholders Agreement, dated as of the date hereof, by and among the Company and the stockholders of the Company party thereto.

“Debt Threshold” means an amount equal to $50.0 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Fund Indemnitors” has the meaning set forth in Section 3.1(d).

“Indemnitee” has the meaning set forth in Section 3.1(d).

“Investor” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Recitals

“JHI” has the meaning set forth in the Preamble.

“JHI Designee” has the meaning set forth in the Company Stockholders Agreement.

“Loan Threshold” means an amount equal to $50.0 million.

“Member of the Immediate Family” means, with respect to any natural Person, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Partner is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee and so long as such trustee is reasonably satisfactory to the Canadian Parent, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Necessary Action” shall mean, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Oaktree” has the meaning set forth in the Preamble.

“Partnership” has the meaning set forth in the Preamble.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Sponsor” has the meaning set forth in the Preamble.

“Principal Sponsor Designee” has the meaning set forth in the Company Stockholders Agreement.

“Principal Sponsor Minimum” means, with respect to a Principal Sponsor, a number of shares of Common Stock equal to at least 50% of the outstanding shares of Common Stock owned by such Principal Sponsor as of the closing of all of the transactions contemplated by the Underwriting Agreement and the Put/Call Agreement, or, if no such closing occurs prior to June 30, 2013, the Closing.

“Purchase Consideration Threshold” means an amount equal to $50.0 million.

“Put/Call Agreement” means the Put/Call Agreement, dated as of the date hereof, by and among TPG, Oaktree, TMM Holdings II Limited Partnership and the Company.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Requisite Investor Approval” means (a) for so long as each Principal Sponsor holds at least the Principal Sponsor Minimum, the approval of a majority of the Canadian Parent Board, including in each case at least one Principal Sponsor Designee of each Principal Sponsor; (b) to the extent only one Principal Sponsor holds the Principal Sponsor Minimum, the approval of a majority of the Canadian Parent Board, including in each case at least one Principal Sponsor Designee of such Principal Sponsor. At such time as neither Principal Sponsor holds at least the Principal Sponsor Minimum, any action requiring “Requisite Investor Approval” shall be determined by Canadian Parent or the Canadian Parent Board in accordance with applicable law.

“Sale Consideration Threshold” means an amount equal to $50.0 million.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“TPG” has the meaning set forth in the Preamble.

“Underwriting Agreement” has the meaning set forth in the Recitals.

“U.S. Parent” has the meaning set forth in the Preamble.

“U.S. Parent Governance Agreement” means the U.S. Parent Governance Agreement, dated as of the date hereof, by and among the Company, the Partnership, U.S. Parent and the other parties thereto.

Section 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1 Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and shareholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 2.2 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.

Section 2.3 Consents. Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

Section 3.1 The Canadian Parent Board.

(a) Composition of the Canadian Parent Board. The Company and Canadian Parent shall take all Necessary Action to cause the composition of the Canadian Parent Board to be identical at all times to the composition of the Company Board; provided, that, notwithstanding anything to the contrary set forth in this Section 3.1(a), in the event that a Principal Sponsor Designee or JHI Designee is not elected to the Company Board at the applicable annual or special meeting of the shareholders at which such nominee is up for election (or re-election) to the Company Board, the Company and Canadian Parent shall take all Necessary Action to cause such Principal Sponsor Designee or JHI Designee to be appointed or elected to the Canadian Parent Board; provided, further, that the Company shall take all Necessary Action to fill any vacancy caused by the removal or resignation of any such Principal Sponsor Designee or JHI Designee with a replacement director designated by the applicable Principal Sponsor or JHI, as applicable, unless the election or appointment of such a replacement would result in a number of directors designated by such Investor in excess of the number of directors that such Investor is then entitled to designate for election pursuant to Section 3.1(b) or Section 3.1(c) of the Company Stockholders Agreement, as applicable.

(b) Composition of Canadian Parent Board Committees. The Company and Canadian Parent shall take all Necessary Action to cause there to be an audit committee, a compensation committee and a nominating and governance committee of the Canadian Parent Board in addition to such other committees of the Canadian Parent Board as the Canadian Parent Board determines. Subject to applicable laws and stock exchange regulations, each Principal Sponsor shall have the right to have a representative appointed to serve on each committee of the Canadian Parent Board for so long as such Principal Sponsor shall have the right to designate at least one (1) director for election to the Company Board. Subject to applicable laws and stock exchange regulations and for so long as such Principal Sponsor shall have the right to designate at least one (1) director for election to the Company Board, each Principal Sponsor shall have the right to have a representative appointed as an observer to any committee of the Canadian Parent Board to which such Principal Sponsor (i) does not elect to have a representative appointed or (ii) is prohibited by applicable laws or stock exchange regulations from having a representative appointed.

(c) Reimbursement of Expenses. Canadian Parent shall, and shall cause each of its direct and indirect subsidiaries to, reimburse their directors for all reasonable out-of-pocket expenses incurred in connection with their participation in the meetings of the Canadian Parent Board or any committees thereof, including reasonable travel, lodging and meal expenses.

(d) D&O Insurance; Indemnification Priority. Canadian Parent shall obtain customary director and officer indemnity insurance on commercially reasonable terms. The Company and Canadian Parent hereby acknowledge that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by TPG, Oaktree or one or more of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company and Canadian Parent hereby (i) agree that the Company, the Partnership, Canadian Parent and their respective direct and indirect subsidiaries shall be the indemnitors of first resort (i.e., their respective obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee shall be secondary) and the obligation of the Company, the Partnership, Canadian Parent and their respective direct and indirect subsidiaries to indemnify and advance expenses to an Indemnitee shall be joint and several, and (ii) irrevocably waive, relinquish and release the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company and Canadian Parent further agree that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company or Canadian Parent, as the case may be, shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company and Canadian Parent as the case may be.

Section 3.2 Canadian Parent Activities; Approvals.

(a) Canadian Parent shall not take, and shall cause each of its direct and indirect subsidiaries not to take, any of the following actions without prior Requisite Investor Approval:

i.	Any transaction or series of related transactions (i) in which any Person or Persons (other than TPG, Oaktree, the Partnership or the Company) acquires in excess of 50% of the then outstanding shares of capital stock of Canadian Parent (whether by merger, consolidation, sale or transfer of partnership interests, tender offer, exchange offer, reorganization, recapitalization or otherwise) or (ii) following which any Person or Persons (other than TPG, Oaktree, the Partnership or the Company) have the direct or indirect power to elect a majority of the members of the board of directors (or equivalent) of Canadian Parent;

ii.

Any transaction or series of related transactions involving the sale, lease, exchange or other disposal by Canadian Parent or any of its direct or indirect subsidiaries of any of their respective assets for consideration having a fair market value (as reasonably determined by the Canadian

Parent Board) in excess of the Sale Consideration Threshold, other than intercompany transactions between and among direct or indirect wholly-owned subsidiaries of the Partnership;

iii.	Any transaction or series of related transactions involving the purchase, rent, license, exchange or other acquisition by Canadian Parent or any of its direct or indirect subsidiaries of any assets (including securities) for consideration having a fair market value (as reasonably determined by the Canadian Parent Board) in excess of the Purchase Consideration Threshold, other than intercompany transactions between and among direct or indirect wholly-owned subsidiaries of the Partnership;

iv.	The hiring or termination of the chief executive officer of Canadian Parent;

v.	(A) any incurrence of indebtedness by Canadian Parent or any of its direct or indirect subsidiaries if, after taking into account the incurrence of such indebtedness, the aggregate outstanding indebtedness of Canadian Parent and its direct and indirect subsidiaries would exceed the Debt Threshold, or (B) the making of any loan, advance or capital contribution to any Person (other than Canadian Parent or any of its direct or indirect subsidiaries) by Canadian Parent or any of its direct or indirect subsidiaries in excess of the Loan Threshold; and

vi.	Any change in the composition of the Canadian Parent Board other than in accordance with Section 3.1(a).

Each of TPG and Oaktree acknowledges and agrees that Requisite Investor Approval has been obtained with respect to all actions taken and transactions undertaken in connection with the IPO.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Freedom to Pursue Opportunities. The parties expressly acknowledge and agree that: (i) each Investor, each Representative of an Investor and each director or officer of the Company, the Partnership, Canadian Parent or any of their respective subsidiaries that is an Affiliate of an Investor (each, an “Investor Designee”) has the right to, and has no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company, the Partnership, Canadian Parent or any of their respective subsidiaries, including those deemed to be competing with the Company, the Partnership, Canadian Parent or any of their respective subsidiaries, or (y) directly or indirectly do business with any client, customer or supplier of the Company, the Partnership or any of their respective subsidiaries; and (ii) in the event that any Investor, any Representative of an Investor or any Investor Designee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, the Partnership, Canadian Parent or any of their respective subsidiaries, such Investor, Representative, or Investor Designee shall have no duty

(contractual or otherwise) to communicate or present such corporate opportunity to the Company, the Partnership, Canadian Parent or any of their respective subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, the Partnership, Canadian Parent or any of their respective Affiliates, subsidiaries, stockholders or other equity holders for breach of any duty (contractual or otherwise) by reason of the fact that such Investor, Representative or Investor Designee, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company, the Partnership, Canadian Parent or any of their respective subsidiaries. For the avoidance of doubt, the provisions of this Section 4.1 shall have independent effect with respect to, and shall not be construed as being in lieu of or otherwise limiting, any separate obligations of any Person under any agreement between such Person and Canadian Parent and/or any direct or indirect subsidiary thereof, including any agreement related to noncompetition, nonsolicitation, confidentiality or other restrictions on the activities or operations of such Person.

Section 4.2 Assignment; Benefit.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided that each of TPG and Oaktree may assign its rights and obligations hereunder to any of its respective Affiliates without the prior written consent of the other parties hereto. Any attempted assignment of rights or obligations in violation of this Section 4.2 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the Indemnitees and the Fund Indemnitors under Section 3.1(l) and the Investors, their Representatives and the Investor Designees under Section 4.1.

Section 4.3 Termination. If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) as to each Investor as of the later of (i) when such Investor no longer owns any shares of Common Stock, or (ii) when such Investor no longer has the right to nominate any directors to the Company Board pursuant to Article III hereof.

Section 4.4 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.5 Entire Agreement; Amendment.

(a) This Agreement (together with the Company Stockholders Agreement and the U.S. Parent Governance Agreement) sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. Except as set forth above, there are no other agreements with respect to the governance of Canadian Parent among the Company, Canadian Parent, TPG, Oaktree and JHI. This Agreement or any provision hereof may only be amended, modified or waived, in whole or in part, at any time by an instrument in writing signed by each of the Principal Sponsors as to which this Agreement has not terminated; provided that the prior written consent of any Investor shall be required for any amendment, modification or waiver that would have a disproportionate and adverse effect in any material respect on the rights of such Investor relative to the other Investors.

(b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.6 Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

Section 4.7 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), at the following addresses (or at such other address as shall be specified by like notice):

if to the Company to:

Taylor Morrison Home Corporation

4900 North Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

Attention:	Darrell Sherman,
Vice President and General Counsel
Facsimile:	(866) 390-2612
E-mail:	dsherman@taylormorrison.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York

USA 10019-6064

Attention:	John C. Kennedy
Lawrence G. Wee
Facsimile:	(212) 757-3990
E-mail:	jkennedy@paulweiss.com
lwee@paulweiss.com

if to Canadian Parent to:

Monarch Communities Inc.

c/o Taylor Morrison Home Corporation

4900 North Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

Attention:	Darrell Sherman,
Vice President and General Counsel
Facsimile:	(866) 390-2612
E-mail:	dsherman@taylormorrison.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York

USA 10019-6064

Attention:	John C. Kennedy
Lawrence G. Wee
Facsimile:	(212) 757-3990
E-mail:	jkennedy@paulweiss.com
lwee@paulweiss.com

if to TPG, to:

TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, TX

USA 76102

Attention:	Ronald Cami
Facsimile:	(415) 743-1501
E-mail:	rcami@tpg.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts

USA 02199

Attention:	Alfred O. Rose
Julie H. Jones
Facsimile:	(617) 951-7050
E-mail:	alfred.rose@ropesgray.com
julie.jones@ropesgray.com

if to Oaktree:

Oaktree Capital Management, L.P.

333 South Grand Ave., 28th Floor

Los Angeles, CA 90071

Attention:	Kenneth Liang
Facsimile.:	(213) 830-6293
E-mail:	kliang@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York

USA 10022

Attention:	George E.B. Maguire
Jasmine Ball
Facsimile:	(212) 909-6836
E-mail:	gebmaguire@debevoise.com
jball@debevoise.com

if to JHI, to:

JHI Holdings Limited Partnership

c/o JHI Advisory Inc.

Suite 3260 - 666 Burrard Street

Vancouver, British Columbia

Canada V6C 2X8

Attention:	G. Gail Edwards
Facsimile:	(604) 648-6685
E-mail:	gedwards@jhinvest.com

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP

1300 - 777 Dunsmuir Street

Vancouver, British Columbia

Canada V7Y 1K2

Attention:	Cameron Belsher
Facsimile:	(604) 622-5674
E-mail:	cbelsher@mccarthy.ca

Section 4.8 Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 4.9 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 4.10 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY SHAREHOLDER OR THE GENERAL PARTNER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.11 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall therefore be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

Taylor Morrison Home Corporation

By:	/s/ Darrell Sherman
Name:	Darrell Sherman
Title:	Vice President, General Counsel and Secretary

[Signature Page to Canadian Parent Governance Agreement]

Monarch Communities Inc.

By:	/s/ Darrell Sherman
Name:	Darrell Sherman
Title:	Vice President, General Counsel and Secretary

[Signature Page to Canadian Parent Governance Agreement]

TPG TMM HOLDINGS II, L.P.

By:	TPG TMM Holdings II GP, ULC,
its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President and Secretary

[Signature Page to Canadian Parent Governance Agreement]

OCM TMM HOLDINGS II, L.P.

By:	OCM TMM Holdings II GP, ULC,
its general partner

By:	/s/ Derek Smith
	Name:	Derek Smith
	Title:	Authorized Signatory

By:	/s/ Kenneth Liang
	Name:	Kenneth Liang
	Title:	Authorized Signatory

[Signature Page to Canadian Parent Governance Agreement]

JHI Holding Limited Partnership, by
its General Partner, JHI Advisory Ltd.

By:	/s/ Joe S. Houssian
	Name:	Joe S. Houssian
	Title:	Director

[Signature Page to Canadian Parent Governance Agreement]